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                                                                   Exhibit 24(a)


                              ARTHUR ANDERSEN LLP





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference into The Bank of New York Company, Inc.'s (the Company) Registration Statement on Form S-4 dated May 9, 1995 of our report dated January 12, 1993 (except with respect to the matter discussed in Note 18, as to which the date is January 29, 1993) incorporated by reference into the Company's 1994 annual report on Form 10-K with respect to the consolidated financial statements of National Community Banks, Inc. (NCB) for the year ended December 31, 1992 referred to in such report. It should be noted that we have not audited any financial statements of NCB subsequent to December 31, 1992 or performed any audit procedures subsequent to the date of our report.

                                                /s/ ARTHUR ANDERSEN LLP

                                                ARTHUR ANDERSEN LLP


Roseland, New Jersey
May 9, 1995